UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2022

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 27, 2022, Centene Corporation (the "Company") amended and restated its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to (i) declassify the Board of Directors (the "Board") of the Company immediately, (ii) eliminate the prohibition on stockholders calling special meetings, and (iii) grant stockholders the right to act by written consent, subject to certain terms and conditions (the "Charter Amendments").

The Charter Amendments were previously approved by the Board of Directors (the "Board") of the Company, subject to stockholder approval, and approved by the Company’s stockholders at the Company’s 2022 Special Meeting of Stockholders (the "Special Meeting"), as further described in Item 5.07 below.

Additionally, the Board amended and restated the Company's Amended and Restated By-Laws (the "By-Laws"), which became effective as of September 27, 2022, to (i) reflect corresponding changes to the By-Laws related to the Charter Amendments, (ii) grant stockholders the right to call special meetings, subject to certain terms and conditions, (iii) change the "proxy access" holding period from 42 months to 36 months and (iv) change the "advance notice window" for stockholder proposals and director nominations to the period beginning 120 days and ending 90 days before the anniversary of the Company's most recent annual meeting of stockholders (the "By-Law Amendments").

The foregoing description of the Charter Amendments and the By-Law Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, as amended and restated, and the Amended and Restated By-Laws, as amended and restated. Copies of the Amended and Restated Certificate of Incorporation, as amended and restated, and the Amended and Restated By-Laws, as amended and restated, are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 27, 2022, the Company held the Special Meeting. There were 509,119,852 shares of common stock represented at the Special Meeting. The stockholders of the Company voted as follows on the following matters at the Special Meeting:

1.
Adopt an Amendment to the Company's Amended and Restated Certificate of Incorporation to declassify the Board of Directors immediately (the Declassification Proposal). The Declassification Proposal was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
	508,509,553	526,916	83,383	0

2.
Adopt an Amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate the prohibition on stockholders calling special meetings (the Special Meeting Proposal). The Special Meeting Proposal was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
	508,360,266	643,557	116,029	0

3.
Adopt an Amendment to the Company's Amended and Restated Certification of Incorporation to grant stockholders the right to act by written consent, subject to certain terms and conditions (the Action by Written Consent Proposal). The Action by Written Consent Proposal was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
	498,963,905	9,992,273	163,674	0

4.
Approval of adjournment of the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor or any of the Declassification Proposal, Special Meeting Proposal or Action by Written Consent Proposal if there are insufficient votes at the time of the Special Meeting to approve any such proposal (the Adjournment Proposal). The Adjournment Proposal was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
	444,624,345	64,291,402	204,105	0

ITEM 8.01 OTHER EVENTS

As previously disclosed, Orlando Ayala and Richard Gephardt will retire from the Board prior to, and not stand for election at, the 2023 Annual Meeting. In addition, William Trubeck will also be retiring from the Board prior to, and not standing for election at, the 2023 Annual Meeting. In light of these retirements, the Board has reduced the size of the Board to 10 directors, effective upon Messrs. Ayala’s, Gephardt’s and Trubeck’s retirements from the Board.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Centene Corporation, dated September 27, 2022.
3.2	Amended and Restated By-laws of Centene Corporation, effective September 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	September 30, 2022	By:	/s/ Christopher A. Koster
Christopher A. Koster Executive Vice President, Secretary and General Counsel